CONSULTING AGREEMENT

THIS Agreement made as of the 20th day of July, 1996, by and between "Global Spill Management Inc." a Nevada Corporation with offices at 37-61 39th St., Long Island City, NY. 11101 and "Summit Marketing & Public Relations Inc.", a Florida corporation, with its principal place of business at 2101 Corporate Blvd., N.W. Suite 210, Boca Raton, FL. 33431.

     WHEREAS, Global Spill Management Inc. desires to secure and retain Summit Marketing & Public Relations, Inc.'s availability and services as a public relations consultant with the financial community for the benefit of Global Spill Management Inc.

     WHEREAS, Summit Marketing & Public Relations, Inc. wishes to be available and provide public relations consulting services to Global Spill Management Inc.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, it is agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

For the purpose of this Agreement, the following terms have the following meanings:

     1.1 "Consulting Services" includes, but is not limited to; servicing and maintaining preexisting relationships between and amongest brokers, dealers, market makers, shareholders and other related parties and Global Spill Management Inc.; informing and updating the aforementioned parties, the financial press, and financial markets of press releases, market sensitive information, and other news relating Global Spill Management Inc. on a timely basis; developing and implementing advertising and promotional plans for the benefit of Global Spill Management Inc.; receiving and relaying inquiries from potential investors to the appropriate persons or parties; the answering of questions and commenting on documents, press releases, marketing plans; and advising with respect to the nature and scope of financial community relationships.

     1.2 "Disability" means event or act which prevents the principals of Summit Marketing & Public Relations, Inc. from performing the Consulting Services.

     1.3 "Entity" shall mean any natural person, public or private corporation, proprietorship, partnership, governmental entity, association, organization, or group. Any reference herein to any entity, whether or not a party herein, which is a corporation, partnership, bank, trust or any entity shall be construed as including all, past, present, subsidiaries, affiliates, directors, officers, employees and agents of the entity.

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                                   ARTICLE II
                               CONSULTING SERVICES

     2.1 Performance of Services. During the term of this Agreement, Summit Marketing & Public Relations, Inc. shall render Consulting Services to Global Spill Management Inc.

     2.2 Provisions of Services. Summit Marketing & Public Relations Inc. shall provide Consulting Services for at least a reasonable amount of time each month during the term of this Agreement. This requirement is for the benefit of Global Spill Management Inc. and may be waived in writing by Global Spill Management Inc., and shall be subject to the ordinary and customary vacation periods of the United States of America. Summit Marketing & Public Relations Inc. shall not be required to provide Consulting Services for any prescribed number of hours on any given day.

     2.3 Short Term Disability. If during the term of this Agreement all of the available principals of Summit Marketing & Public Relations Inc. qualified to provide Consulting Services to Global Spill Management Inc. suffer a disability and as a result are unable to perform the Consulting Services for a period of thirty (30) consecutive days from the date Summit Marketing & Public Relations Inc. notifies Global Spill Management Inc. of such Disability, Global Spill Management Inc. shall have the option to terminate this Agreement without further compensation.

     2.4 Dissolution, Insolvency, Bankruptcy, etc. If Summit Marketing & Public Relations Inc. becomes dissolved, insolvent, or bankrupt during the term of this Agreement, then the parties may agree to employ Summit Marketing & Public Relations, Inc.'s nominee as a substitute consultant under the same terms and conditions as set forth herein for the period of time remaining in this Agreement.

     2.5 Place of Services. The parties understand that the Consulting Services are to be performed by telephone and facsimile, unless otherwise mutually agreed to between the parties.

     2.6 No Default or Conflict. To the best of its knowledge, Summit Marketing & Public Relations, Inc. is not in default nor would the execution, delivery or performance of this Agreement cause it to be in default, with respect to any law, regulation, charter, by-law, agreement or other commitment or injunction, decree, judgment or other order of any court or agency which is applicable to Summit Marketing & Public Relations, Inc. and which precludes the performance of its obligations under this Agreement or result in a conflict of interest. During the term of this Agreement, Summit Marketing & Public Relations Inc. will not enter into any contract, agreement, or commitment or act in a manner which would
(i) cause it to be in default with respect to any law, regulation, charter, by-law agreement or other commitments or any injunction, decree, judgment or other order of any court or agency which would preclude the full and timely performance of its obligations under this Agreement.


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                                   ARTICLE III
                                  COMPENSATION

     3.1 Consulting Fees. In consideration for performance of the Consulting Services, Global Spill Management Inc. agrees to deliver upon entering this agreement one hundred thousand (100,000) shares of its common stock without any restrictive legend of any kind in the name of Summit Marketing & Public Relations, Inc. at the time of inception. An additional 25,000 shares shall be delivered sixty days (60) after the inception of this contract

            b. Upon entering this agreement, Global Spill Management Inc. hereby grants an option to Summit Marketing & Public Relations Inc. to purchase three hundred thousand (300,000) additional shares of Global Spill Management Inc.'s common stock without any restrictive legend of any kind as fowlows.

                  b1. 100,000 shares at a price of $4.50 after the bid achieves a price of $7.00. Valid for a period of 3 years. b2. 100,00 shares at a price of $6.00 after the bid achieves a price of $8.00. Valid for a period of 3 years. b3. 100,000 shares at a price of $7.50 after the bid achieves a price of $10.00 Valid for a period of 3 years.

     3.2 Expenses. Global Spill Management Inc. agrees to reimburse Summit Marketing & Public Relations, Inc. for out-of-pocket expenses reasonably incurred by Summit Marketing & Public Relations, Inc. in performing the Consulting Services hereunder upon submission of appropriate verification of said expenses (i.e., receipts) in accordance with Global Spill Management Inc.'s customary reimbursement policies.

                                   ARTICLE IV
                            CONFIDENTIAL INFORMATION

     4.1 Ownership of Confidential Information. Any Confidential Information which has been made available to Summit Marketing & Public Relations, Inc. or is learned, acquired, developed, made or conceived by Summit Marketing & Public Relations, Inc., either alone or jointly with others, in the course of or arising out of the rendering of the Consulting Services, shall be and remain Global Spill Management Inc.'s sole and exclusive property. The parties agree, that the copyrights to any work or agreements made, negotiated, consummated, or conceived by Summit Marketing & Public Relations, Inc. through or as a result of performing the Consulting Services, if any, shall be considered a work made for hire for the sole and exclusive ownership and benefit of Global Spill Management Inc.

     4.2 Confidential Treatment. Summit Marketing & Public Relations, Inc. agrees to treat as confidential and not, except its duties in rendering Consulting Services or as

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applicable law requires, at any time, directly or indirectly, use, disclose, publish or otherwise disseminate, any of the Confidential Information without prior approval from Global Spill Management Inc. and in accordance with any federal and any applicable state securities laws. Summit Marketing & Public Relations, Inc. further agrees to use its best efforts to protect Confidential Information against unauthorized use or improper disclosure. However, this paragraph should not be construed so as to prevent Summit Marketing & Public Relations Inc. from using the Confidential Information in or testifying at any arbitration or court proceeding instituted to enforce the rights of Summit Marketing & Public Relations, Inc. under the terms and conditions of this Agreement.

                                    ARTICLE V
                                      TERM

      5.1 Term. This Agreement shall commence upon the date of this Agreement first written above and shall continue in full force and effect for a period of nine (9) months ending on the 20th day of March, 1997. In the event neither party notifies the other party in writing at least thirty (30) days prior to the expiration of the Term, this Agreement shall be renewed for one additional Term of nine months under the same terms and conditions as contained herein.

                                   ARTICLE VII
                                  MISCELLANEOUS

      6.1 Governing Law, Severability. This Agreement shall be construed in accordance with, and governed for all purposes by the laws of the State of Florida. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held, to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      6.2 Disputes. Any action brought to settle the terms of this Agreement or to enforce any of its provisions shall be brought in the State and Federal Courts of the State of Florida and in no other jurisdiction. The parties hereby consent to jurisdiction and waive any objection as to venue or jurisdiction of the above-named court. Each party may seek injunctive relief which shall not be deemed or construed as a bar to an action for damages regarding any breach or performance and shall not be deemed an election of remedies.

      6.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Agreement shall be effective

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when each of the parties shall have executed at least one counterpart, although not all of the parties may have executed the same counterpart.

     6.4 Entire Agreement. This Agreement constitutes the entire Agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties with respect to the subject matter thereof. In addition, except as otherwise specifically provided herein, no change, modification or addition shall be valid unless in writing and signed by or on behalf of the parties hereto.

     6.5 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     6.6 Relationship. Nothing in this Agreement is intended to or shall establish any agency, partnership or joint venture relationship between the parties. Summit Marketing & Public Relations Inc. shall be deemed for all purposes an independent contractor of Global Spill Management Inc. for the purpose of this Agreement.

     6.7 Registrations No. registration of stock, whether dilutive or non dilutive shall be initiated by Global Spill Management Inc. or any of its affiliates without a minimum of 45 days prior written notice to Summit Markrting & Public Relations, Inc. In the event of a registration, Summit Marketing & Public Relations Inc. shall have the ability to withdraw from this contract without any penalty whatsoever.

IN WITNESS WHEREOF, the parties have duly examined this Agreement of five (5) pages as of the day and year first above written whereupon it became a binding agreement among them.

Summit Marketing & Public Relations, Inc.       Global Spill Management Inc.

By:     ROGER TAFT                              By:     KARL SCHWAB
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Name:   Roger Taft                              Name:   Karl Schwab
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Title:  President                               Title   President
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